Exhibit 3(b)
DENBURY RESOURCES INC.
SECOND AMENDED AND RESTATED BYLAWS

(as of November 4, 2014)

ARTICLE 1

OFFICES

Section 1.1. Registered Office. The registered office of the corporation shall be in the County of New Castle, State of Delaware.

Section 1.2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “board of directors”) may from time to time determine, or as the business of the corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings of Stockholders. All meetings of the stockholders of the corporation (the “stockholders”) shall be held at the principal executive offices of the corporation (the “principal executive offices”) or at such other place (if any), on such date, and at such time as shall be designated by the board of directors, either within or without the State of Delaware, and stated in the notice of the meeting provided in accordance with Section 2.2.

Section 2.2. Notice of Meetings of Stockholders.

(a) Notice of any annual or special meeting of stockholders, stating the place (if any), date, and time of the meeting, as well as the record date for determining stockholders entitled to vote at the meeting (if such record date is different from the record date for determining stockholders entitled to notice of the meeting), and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to notice of such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Notice of special meetings of stockholders shall also include the purpose or purposes for which the meeting is called.  Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.  The board of directors, acting by resolution, may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by means of electronic transmission as provided in this Section 2.2(b).  If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the corporation and shall be deemed given when deposited in the United States mail.  Notice given by electronic transmission pursuant to this Section 2.2(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary, or of the transfer agent or other agent, of the corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)  Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either before or after such meeting is held, which waiver may either be by means of a waiver in writing signed by such stockholder, or by electronic transmission that either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Section 2.3. Voting List. The officer of the corporation (“officer”) who has charge of the stock ledger of the corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the corporation (“Shares”) registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote at the meeting is fewer than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of Shares registered in the name of each stockholder.  Nothing contained in this Section 2.3 shall require the corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, at the corporation’s discretion, either (a) on an electronic network determined by the corporation to be reasonably accessible and secure; provided, however, that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours at the principal place of business of the corporation.  If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders.  If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

Section 2.4. Annual Meetings. Annual meetings of stockholders shall be held at the time and place (if any) to be selected by the board of directors.  At the annual meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought at the meeting.  Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only as provided in Section 2.12.

Section 2.5. Special Meetings.

(a) Special meetings of stockholders, for any purpose or purposes, unless otherwise provided by the corporation’s certificate of incorporation (the “certificate of incorporation”), these bylaws, or applicable law, shall be called only (i) by the board of directors pursuant to a resolution approved by a majority of the directors then in office, or (ii) by the secretary of the corporation (the “secretary”), following his receipt at the principal executive offices of one or more Proper Special Meeting Demand(s) by or on behalf of holders of record of Shares representing, collectively, the Requisite Percentage.

(b) In the case of a special meeting called pursuant to Section 2.5(a)(ii), the date of such special meeting as fixed by the board of directors shall not be fewer than thirty (30) nor more than ninety (90) days after the first date by which Proper Special Meeting Demand(s) by stockholders of record holding, collectively, the Requisite Percentage have been received by the secretary at the principal executive offices in accordance with this Section 2.5.

(c) To be in proper form and constitute a Proper Special Meeting Demand, a special meeting demand from a stockholder shall be in writing and shall set forth and describe in fair, accurate, and material detail:

(i) the purpose or purposes for which the meeting is to be called; and

(ii) (A) all Stockholder Information as to each Demanding Person; (B) all Disclosable Interests as to each Demanding Person; (C) all Proposed Nomination Information as to each Proposed Nominee, if a purpose of the special meeting is to elect directors and the Demanding Person is proposing any Proposed Nominee(s); (D) all Proposed Business Information, if a purpose of the special meeting is the consideration of any Other Business; (E) a Holder of Record Representation by or on behalf of each Demanding Person; (F) a Proxy Solicitation Representation by or on behalf of each Demanding Person (as each such capitalized term in the foregoing clauses (A) through (F) is defined in Section 2.12(d), except that for purposes of this Section 2.5, (x) the term “Demanding Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.12(d), and (y) references to the date or dates as of which updated or supplemental information is required to be true and correct pursuant to Section 2.12 hereof shall refer to the date or dates as of which updated or supplemental information is required to be true and correct pursuant to Section 2.5(d)); and (G) a certification with documentary evidence as to the aggregate number of Shares Beneficially Owned by each Demanding Person that are Net Long Shares.  The corporation may require any Proposed Nominee to furnish such other information as it may reasonably require to determine (1) the eligibility of any Proposed Nominee to serve as a director of the corporation (a “director”), and (2) whether such Proposed

Nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation.

(d) In the case of a special meeting called pursuant to Section 2.5(a)(ii), each Demanding Person shall further update and supplement his special meeting demand(s) so that:

(i) the information provided or required to be provided in such special meeting demand(s) pursuant to Section 2.5(c) shall be updated and supplemented to be true and correct as of:

(A) the record date for the determination of stockholders entitled to notice of the special meeting;

(B) if such record date is more than fifteen (15) Business Days before the special meeting, as of the date that is ten (10) Business Days before the special meeting; and

(C) as of the date that is ten (10) Business Days before the date scheduled for the convening of any postponed special meeting or the reconvening of any adjourned special meeting.

(ii) The time that such updated and supplemental information must be delivered to, or mailed to and received by, the secretary at the principal executive offices is as follows:

(A) in the case of information that is required to be updated and supplemented pursuant to Section 2.5(d)(i)(A) to be true and correct as of the record date for the determination of stockholders entitled to notice of the special meeting, not later than the later of (x) five (5) Business Days after such record date or (y) five (5) Business Days after the Public Announcement of such record date;

(B) in the case of information that is required to be updated and supplemented pursuant to Section 2.5(d)(i)(B) to be true and correct as of the date that is ten (10) Business Days before the special meeting, not later than eight (8) Business Days before the special meeting; and

(C) in the case of information that is required to be updated and supplemented pursuant to Section 2.5(d)(i)(C) to be true and correct as of the date that is ten (10) Business Days before the date scheduled for the convening of any postponed special meeting or the reconvening of any adjourned special meeting, not later than eight (8) Business Days before the date scheduled for such convening or reconvening of the special meeting; provided, however, if it is not practicable to provide such updated and supplemental information not later than eight (8) Business Days before the date scheduled for such convening or reconvening, on the first practicable date before any such convening or reconvening.

(e) The secretary shall not accept, and shall consider ineffective, a special meeting demand from a stockholder (i) that does not comply with this Section 2.5, (ii) that relates to an item of business to be transacted at the proposed special meeting that is not a proper subject for stockholder action under applicable law, or (iii) if the business proposed to be conducted at the special meeting as set forth in such special meeting demand is identical to or substantially similar to an item of business that will be submitted for stockholder approval or consideration at any meeting of stockholders to be held on or before the ninetieth (90th) day after the secretary receives such special meeting demand.  In addition to the requirements of this Section 2.5, each Demanding Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any special meeting demand

(f) Nothing in this Section 2.5 shall be deemed or construed to give any stockholder a right to fix the date, time, or place of, or to fix any record date for, any special meeting of stockholders.  Except as expressly provided in, and in accordance with, this Section 2.5, stockholders shall not be permitted (i) to call or cause any officer of the corporation to call a special meeting of stockholders or (ii) to propose business to be brought before a special meeting of stockholders, other than the nomination of persons for election to the board of directors at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, which nominations may be made only in accordance with, and subject to, this Section 2.5 or Section 2.12.  Anything in Section 2.12 to the contrary notwithstanding, in the case of a special meeting called pursuant to Section 2.5(a)(ii), if a purpose of such special meeting is to elect directors to the board of directors, and a Demanding Person has included in his Proper Special Meeting Demand the names of each Proposed Nominee the Demanding Person proposes to nominate at the special meeting for election to the board of directors, together with all other information required by Section 2.5(c), and so long as the Demanding Person has otherwise complied with this Section 2.5, then the Demanding Person’s Proper Special Meeting Demand shall be deemed to be, and shall substitute for, the notice contemplated by Section 2.12(b) and such Demanding Person shall be deemed to have given timely notice of such nominations in the proper form for purposes of Section 2.12(b) and otherwise to have complied with the notice procedures set forth in Section 2.12(b)(ii), so long as such Demanding Person provides any updates or supplements to such Proper Special Meeting Demand at such times and in the forms required by Section 2.5(d).

(g) Anything in this Section 2.5 to the contrary notwithstanding, in the case of a special meeting called pursuant Section 2.5(a)(ii), the board of directors may submit its own proposal or proposals, including nominations of persons for election to the board of directors if election of directors is a purpose of the special meeting, for consideration at such special meeting.  At the direction of the board of directors, such proposal or proposals shall be included in the notice for the special meeting as a purpose or purposes for which the meeting is called.

(h) A stockholder may revoke a special meeting demand by submitting a Demand Revocation.  The board of directors shall have the sole discretion to determine whether or not to proceed with the special meeting if after the secretary’s receipt of Proper Special Meeting Demand(s) from the holders of the Requisite Percentage (i) any Demand Revocation(s) are delivered to or received by the secretary, or (ii) at any time before the record date for the determination of stockholders entitled to vote at the special meeting, a Demanding Person updates or supplements his special meeting demand as required by Section 2.5(d), which updated or supplemented demand evidences or indicates a reduction in Net Long Shares held by such Demanding Person, and as a result of such Demand Revocation(s), update, or supplementation, there no longer are unrevoked Proper Special Meeting Demands by stockholders holding, collectively, the Requisite Percentage as required by this Section 2.5.

(i) Definitions.  For purposes of this Section 2.5, capitalized terms used herein but not otherwise defined in this Section 2.5(i) shall have such meanings as defined in Section 2.12(d).  As used in this Section 2.5, the following capitalized terms shall have the following meanings:

(i) “Demanding Person” shall mean (A) each stockholder making a demand pursuant to Section 2.5(a), (B) the Beneficial Owner or Beneficial Owners, if different, on whose behalf such demand is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act, or its successor provision) of such stockholder or Beneficial Owner;

(ii) “Demand Revocation” shall mean a written revocation of a special meeting demand delivered to, or mailed to and received by, the secretary at the principal executive offices at any time before the special meeting;

(iii) “Net Long Shares” shall mean (A) the number of Shares Beneficially Owned, directly or indirectly, by any stockholder or Beneficial Owner that constitute such Person’s net long position as defined in Rule 14e-4 under the Exchange Act (except that (x) for purposes of such definition, the reference to the date the tender offer is first announced shall instead refer to the date for determining a stockholder’s or Beneficial Owner’s Net Long Shares, and (y) the reference to the highest tender price shall refer to the market price on such date), and (B) to the extent any associates or affiliates of the stockholder or Beneficial Owner are acting in concert with the stockholder or Beneficial Owner with respect to the calling of the special meeting, the determination of Net Long Shares shall include the effect of aggregating the Net Long Shares (including any negative number) of such associates or affiliates;

(iv) “Proper Special Meeting Demand” shall mean a written demand by a stockholder of record requesting the secretary to call a special meeting of stockholders, which demand is submitted in accordance with, and in the form and containing the information required by, this Section 2.5; and

(v) “Requisite Percentage” shall mean at least twenty-five percent (25%) of the aggregate voting power of the then issued and outstanding Shares, which Shares are certified pursuant to Section 2.5(c)(ii)(G) to be included in the Demanding Person’s Net Long Shares.

Section 2.6. Quorum and Adjournment. The holders of not less than one-third of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the certificate of incorporation or applicable law.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 2.7. Adjourned Meetings. When a meeting is adjourned to another time and place (if any), unless otherwise provided by the certificate of incorporation, these bylaws, or applicable law, notice need not be given of the adjourned meeting if the date, time, and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 2.2 to each stockholder of record entitled to vote at the meeting.

Section 2.8. Order of Business and Conduct of Meeting. At each meeting of the stockholders, unless otherwise determined by the board of directors, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: chairman of the board, chief executive officer, president, and such other officer as the board of directors may designate.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The board of directors may adopt by resolution rules, regulations, and procedures for the conduct of any meeting of stockholders.  Except to the extent inconsistent with any such rules, regulations, and procedures, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures for the conduct of the meeting (which need not be in writing) and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls for each matter upon which stockholders will vote at the meeting.  The chairman of the meeting shall also have the right and authority to adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present.

Section 2.9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of Shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the certificate of incorporation, these bylaws, or applicable law, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Directors shall be elected in accordance with Section 3.16.

Section 2.10. Method of Voting.

(a) Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each of the Shares having voting power and registered in such stockholder’s name on the books of the corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b) Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Proxies need not be filed with the secretary until the meeting is called to order, but shall be filed before being voted.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

(i) a stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

(ii) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission;

provided, however, that any such electronic transmission must set forth (or be submitted with) information from which it can be determined that the electronic transmission was authorized by the stockholder.  If it is determined that any such electronic transmission is valid, the inspectors of election or, if there are no such inspectors, such other persons making that determination, shall specify the information upon which they relied.

(c) Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

Section 2.11. Action Without Meeting.

(a) Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.  The writing or writings shall be delivered to the corporation by delivery to its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(b) Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request that the board of directors fix a record date.  The board of directors shall promptly adopt a resolution fixing the record date; provided, however, if no record date has been fixed by the board of directors within ten (10) days of the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery shall occur as set forth in Section 2.11(a).  If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

(c) An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11; provided, however, that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolutions of the board of directors.

(d) Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided, however, that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 2.12. Submission of Nominations and Proposed Business For Consideration at Meetings of Stockholders.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made for consideration and voting at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors, or (C) by any stockholder (x) who was a stockholder of record (and, with respect to any Beneficial Owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such Beneficial Owner was the Beneficial Owner of Shares) both at the time the notice provided for in Section 2.12(a)(ii) and Section 2.12(a)(iii) is delivered to the secretary and on the record date for the determination of stockholders entitled to vote at the meeting; (y) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be; and (z) who complies with the notice procedures set forth in Section 2.12(a)(ii) and Section 2.12(a)(iii).  The foregoing provisions of clause (C) provide the exclusive means by which a stockholder may make nominations of persons for election to the board of directors to be considered and voted upon by the stockholders at an annual meeting of stockholders.  Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and the rules and regulations thereunder, and included in the notice of meeting given by or at the direction of the board of directors, the foregoing provisions of clause (C) provide the exclusive means by which a stockholder may propose business to be brought before an annual meeting of stockholders.  In addition, for business (other than the nomination of persons for election to the board of directors) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the certificate of incorporation, these bylaws, and applicable law.

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder (A) must have given timely notice thereof in writing and in proper form to the secretary at the principal executive offices, and (B) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.12.  To be timely, a stockholder’s notice relating to an annual meeting shall be delivered to, or mailed to and received by, the secretary at the principal executive offices not later than the close of business on the ninetieth (90th) day, and not earlier than the close of business on the one hundred twentieth (120th) day, before the date of the one-year anniversary of the immediately preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before, or more than thirty (30) days after, such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation.  In no event shall the Public Announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.12(a)(ii).

(iii) To be in proper form for purposes of this Section 2.12, a stockholder’s notice to the secretary (whether pursuant to this Section 2.12(a) or Section 2.12(b)) must set forth and describe in fair, accurate, and material detail:

(A) all Stockholder Information as to each Proposing Person;

(B) all Disclosable Interests as to each Proposing Person;

(C) all Proposed Nomination Information as to each Proposed Nominee,  if the notice pertains to a Proposed Nominee;

(D) all Proposed Business Information, if the notice relates to any Other Business;

(E) a Holder of Record Representation by or on behalf of each Proposing Person; and

(F) a Proxy Solicitation Representation by or on behalf of each Proposing Person.

(iv) Notwithstanding anything in the second sentence of Section 2.12(a)(ii) to the contrary, if (A) the number of directors to be elected to the board of directors at an annual meeting is increased after the corporation has made Public Announcement of the number of directors to be elected at such meeting or the size of the board of directors is increased, and (B) there is no Public Announcement by the corporation naming all persons the board of directors nominated for director or specifying the size of the increased board of directors at least one hundred (100) days before the one-year anniversary of the preceding year’s annual meeting, then a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to Proposed Nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the secretary at the principal executive offices not later than the close of business on the tenth (10th) day following the day on which Public Announcement of such increase is first made by the corporation.

(v) Only such persons who are nominated in accordance with the procedures and other provisions set forth in Section 2.12(a) (expressly including those persons nominated by or at the direction of the board of directors) shall be eligible to be elected at an annual meeting of stockholders to serve as directors.  Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures and other provisions set forth or referred to in Section 2.12(a).  Except as otherwise provided by applicable law, the chairman of an annual meeting of stockholders shall have the power and duty (A) if the facts warrant, to determine that a nomination or any business proposed to be brought before the annual meeting was not made or was not proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12(a), and (B) if any proposed nomination or business was not made or was not proposed, as the case may be, in compliance with this Section 2.12(a), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(b) Special Meetings of Stockholders.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 2.2.  Nominations of persons for election to the board of directors may be made for consideration and voting at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting only (A) by or at the direction of the board of directors or (B) if a purpose for such meeting as stated in the corporation’s notice for such meeting is the election of one or more directors, by any stockholder (x) who was a stockholder of record (and, with respect to any Beneficial Owner, if different, on whose behalf such nomination or nominations are made, only if such Beneficial Owner was the Beneficial Owner of Shares) both at the time the notice provided for in Section 2.12(b)(ii) is delivered to the secretary and on the record date for the determination of stockholders entitled to vote at the special meeting; (y) who is entitled to vote at the meeting in such election and (z) who complies with the notice procedures set forth in Section 2.12(b)(ii); provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the corporation’s notice of the meeting.

(ii) If a special meeting has been called in accordance with Section 2.5 for the purpose of electing one or more directors to the board of directors, then for nominations of Proposed Nominees for election to the board of directors to be properly brought before such special meeting by a stockholder pursuant to Section 2.12(b)(i)(B), the stockholder (A) must have given timely notice thereof in writing and in the proper form to the secretary at the principal executive offices, and (B) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.12.  To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the secretary at the principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day before such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day before such special meeting or (y) the fifteenth (15th) day following the day on which Public Announcement is first made by the corporation of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.12(b)(ii).  To be in proper form for purposes of this Section 2.12(b), such notice shall set forth the information required by clauses (A), (B), (C), (E), and (F) of Section 2.12(a)(iii).  Notice of Proposed Nominees for election to the board of directors included in a stockholder demand for a special meeting submitted in accordance with Section 2.5(c) shall be deemed timely and in proper form as set forth in Section 2.5(f).

(iii) Only such persons who are nominated in accordance with the procedures and other provisions set forth in this Section 2.12(b) (expressly including those persons nominated by or at the direction of the board of directors) shall be eligible to be elected at a special meeting of stockholders to serve as directors.  Except as otherwise provided by applicable law, the chairman of a special meeting of stockholders shall have the power and duty (A) if the facts warrant, to determine that a nomination proposed to be made at the special meeting was not made in accordance with the procedures set forth in this Section 2.12(b), and (B) if any proposed nomination was not made in compliance with this Section 2.12(b), to declare that such nomination shall be disregarded.

(c)  General.

(i) A stockholder providing notice of nominations of Proposed Nominees for election to the board of directors at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that all the information required to be provided in such notice pursuant to Section 2.12(a)(iii) (including, in the case of notice of nominations of Proposed Nominees in connection with a special meeting, the information required to be provided in such notice pursuant to Section 2.12(b)(i)) shall be true and correct as of:

(A) the record date for the determination of stockholders entitled to notice of the meeting;

(B) if such record date is more than fifteen (15) Business Days before the meeting, then as of the date that is ten (10) Business days before the meeting; and

(C) as of the date that is ten (10) Business Days before the date scheduled for the convening of any postponed meeting or the reconvening of any adjourned meeting.

(ii) The time that such updated and supplemental information must be delivered to, or mailed to and received by, the secretary at the principal executive offices is as follows :

(A) in the case of information that is required to be updated and supplemented pursuant to Section 2.12(c)(i)(A) to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of (x) five (5) Business Days after such record date or (y) five (5) Business Days after the Public Announcement of such record date; and

(B) in the case of information that is required to be updated and supplemented pursuant to Section 2.12(c)(i)(B) to be true and correct as of the date that is ten (10) Business Days before the meeting, not later than eight (8) Business Days before the meeting; and

(C) in the case of information that is required to be updated and supplemented pursuant to Section 2.12(c)(i)(C) to be true and correct as of the date that is ten (10) Business Days before the date scheduled for the convening of any postponed meeting or the reconvening of any adjourned meeting, not later than eight (8) Business Days before the date scheduled for such convening or reconvening of the meeting; provided, however, if it is not practicable to provide such updated and supplemental information not later than eight (8) Business Days before the date scheduled for such convening or reconvening, on the first practicable date before any such convening or reconvening.

(iii) The corporation may require any Proposed Nominee to furnish such other information as it may reasonably require to determine (A) the eligibility of such Proposed Nominee to serve as a director, and (B) whether such Proposed Nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation.

(iv) Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business that such stockholder has proposed in accordance with this Section 2.12, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 2.12, to be considered a qualified representative of the stockholder, a Person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce to the secretary or inspector of elections such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(v) Section 2.12(a) is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.  Nothing in this Section 2.12 shall be deemed to (A) affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the corporation’s proxy statement, or (C) affect the rights of the holders of any class or series of Shares having a preference over the common stock of the corporation (the “common stock”), as to dividends or upon liquidation, to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the certificate of incorporation.

(d) Definitions.  As used in these bylaws, the following capitalized terms shall have the following meanings:

(i) a Person shall be deemed to be the “Beneficial Owner” of, to “Beneficially Own” or to have “Beneficial Ownership” of any Referenced Securities of the corporation (A) that such Person or any of such Person’s affiliates or associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation); (B) that such Person or any of such Person’s affiliates or associates has (x) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion, exchange purchase rights, warrants or options, or otherwise; (y) the right to vote or to direct the vote of, pursuant to any agreement, arrangement or understanding, whether or not in writing; or (z) the right to dispose, direct, or cause the disposition of, pursuant to any agreement, arrangement or understanding, whether or not in writing; or (C) that are beneficially owned, directly or indirectly, by any other Person or any affiliate or associate thereof with which such Person or any of such Person’s affiliates or associates has any agreement, arrangement or understanding, whether or not in writing for the purpose of acquiring, holding, voting or disposing of any such Referenced Securities of the corporation;

(ii) “Business Day” shall mean a day, other than Saturday, Sunday, or public holidays in the United States of America;

(iii) “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, future, forward, swap, borrowing or financing agreement or arrangement, synthetic arrangement or similar right, agreement or arrangement (whether or not currently exercisable and whether written or oral) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Referenced Securities of the corporation or any of the corporation’s associates, affiliates, or Subsidiaries, or with a value derived in whole or in part from the value of any Referenced Securities of the corporation or any of the corporation’s associates, affiliates, or Subsidiaries, including by reference to the market price, volatility, dividend, or interest rate or other attribute, whether or not such instrument or right shall be subject to settlement through delivery of (or otherwise with respect to) the underlying Referenced Securities, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Referenced Securities of the corporation, including by reference to the market price, volatility, dividend or interest rate or other attribute, including but not limited to “derivative securities” as defined under Rule 16a-1 under the Exchange Act; provided, however, that Derivative Instrument shall not include interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

(iv) “Disclosable Interests” shall mean with respect to each Proposing Person: (A) (i) all Long Interests, (ii) all Short Interests, (iii) all indebtedness and other obligations of the corporation, and (iv) all Synthetic Interests, in each case (i) through (iv), in which that Proposing Person, directly or indirectly, holds an interest; (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote or direct or cause any third party to vote any Shares; (C) any rights to dividends or other distributions on or with respect to Shares, directly or indirectly, Beneficially Owned by such Proposing Person that are separated or separable from the underlying Shares; (D) any carried interest, profits interest or other performance-related fees (other than an asset based fee) to which such Proposing Person, directly or indirectly, is entitled based on any past, present or future increase or decrease in the value of any Referenced Securities of the corporation and/or Synthetic Interest; and (E) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act, including without limitation, for purposes of clauses (A) through (E) of this Section 2.12(d)(iv), any of the foregoing held by or otherwise applicable to any member of such Proposing Person’s immediate family sharing the same household.  With respect to the interests described in clauses (A)(i) through (A)(iv) of this Section 2.12(d)(iv), Disclosable Interests shall also include, without limitation, (x) the date on which the Proposing Person acquired an interest, directly or indirectly, in any Referenced Securities of the corporation and/or Synthetic Interest, and (y) the initial and present investment intent as to such interests.  With respect to any Synthetic Interest, Disclosable Interests shall also include, without limitation, the identification of the counterparty to and any other participant in each such Synthetic Interest and whether (1) such Synthetic Interest conveys to such Proposing Person any voting rights, directly or indirectly, in any Referenced Securities of the corporation or any of the corporation’s associates, affiliates, or Subsidiaries, (2) such Synthetic Interest is required to be, or is capable of being, settled through delivery of (or otherwise with respect to) Referenced Securities of the corporation or any of the corporation’s associates, affiliates, or Subsidiaries, and (3) such Proposing Person, counterparty, or any other participant in such Synthetic Interest has entered into other transactions, agreements, arrangements, understandings, or relationships that hedge, mitigate, or otherwise alter or affect the economic effect of such Synthetic Interest.  Notwithstanding anything to the contrary in this Section 2.12(d)(iv), Disclosable Interests shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company (or nominee for any of them) who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a Beneficial Owner;

(v) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended;

(vi) “Holder of Record Representation” shall mean a representation that the Proposing Person is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(vii) “Long Interest” shall mean all securities, including securities that are not equity securities, of the corporation that are Beneficially Owned, other than a Synthetic Long Interest;

(viii) “Other Business” shall mean business that the stockholder proposes to bring at a meeting (which, for purposes of this clause (viii), shall not include the nomination of persons for election to the board of directors);

(ix) “Person” shall mean a natural person, corporation, partnership (general or limited), limited liability company, firm, estate, trust, common or collective fund, association, unincorporated organization, private foundation, joint stock company, or other organization or entity;

(x) “Proposed Business Information” shall mean with respect to any Other Business: (A) a reasonably brief description of the business desired to be brought at the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these bylaws, the language of the proposed amendment); (C) the reasons for conducting such business at the meeting; (D) any present or prospective material interest in such business of each Proposing Person; and (E) a summary of any material agreements, arrangements, and understandings regarding the business proposed to be brought at the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or Beneficial Owner of any Referenced Securities of the corporation and/or Synthetic Interest or any other Person or Persons (including their names);

(xi) “Proposed Nomination Information” shall mean with respect to any Proposed Nominee: (A) the name, age, business and residence address, and principal occupation or employment, of the Proposed Nominee; (B) all other information relating to the Proposed Nominee that would be required to be disclosed about such Proposed Nominee if proxies were being solicited for the election of the Proposed Nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (C) such Proposed Nominee’s written consent to being named in the proxy statement, if any, as a Proposed Nominee and to serving as a director if elected; and (D) all information with respect to such Proposed Nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.12 if such Proposed Nominee were a Proposing Person;

(xii)  “Proposed Nominee” shall mean a person or persons nominated by a stockholder or stockholders for election to the board of directors in accordance with these bylaws;

(xiii) “Proposing Person” shall mean (A) the stockholder or stockholders giving the notice required by Section 2.12(a) or Section 2.12(b), (B) the Beneficial Owner or Beneficial Owners, if different, on whose behalf such notice is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act, or its successor provision) of such stockholder(s) or Beneficial Owner(s);

(xiv) “Proxy Solicitation Representation” shall mean a representation whether any Proposing Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding Shares required to approve or adopt the proposed business or elect the Proposed Nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposed business or Proposed Nominee;

(xv) “Public Announcement” shall mean disclosure by the corporation in a press release reported by the Dow Jones News Service, Associated Press, Bloomberg, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

(xvi) “Referenced Securities” shall mean shares of any class or series of capital stock, other securities, obligations, indebtedness of, or any other legal or beneficial interest in, an entity, whether or not such instrument or right constitutes a “security” under the Exchange Act;

(xvii) “Short Interest” shall mean any short sale within the meaning of Rule 200 of the Exchange Act, any sale of borrowed securities, “naked short sale” or any other short interest in any security (including a security that is not an equity security) of the corporation, other than a Synthetic Short Interest;

(xviii) “Stockholder Information” shall mean as to each Proposing Person (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); and (B) the class or series and number of shares of capital stock of the corporation or any of its Subsidiaries that are, directly or indirectly, owned of record or Beneficially Owned by such Proposing Person;

(xix) “Subsidiary” or “Subsidiaries” shall mean any corporation, limited liability company, partnership, or other business organization in which the corporation controls more than 50% of the voting power;

(xx) “Synthetic Interest” shall mean any Synthetic Long Interest or Synthetic Short Interest;

(xxi) “Synthetic Long Interest” shall mean any Derivative Instrument that represents an opportunity to profit or share in any profit derived from any increase in the value of Referenced Securities of the corporation or any of the corporation’s associates, affiliates, or Subsidiaries, other than a Long Interest; and

(xxii) “Synthetic Short Interest” shall mean any Derivative Instrument that represents an opportunity to profit or share in any profit derived from any decrease in the value of Referenced Securities of the corporation or any of the corporation’s associates, affiliates, or Subsidiaries, other than any Short Interest.

Section 2.13. Remote Communication.

(a) In lieu of holding an annual or special meeting of stockholders at a designated place as set forth in Section 2.1, the board of directors may, in its sole discretion, determine that any annual or special meeting of stockholders may be held solely by means of remote communication.

(b) If authorized by the board of directors, in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders may, by means of remote communication:

(i) participate in a meeting of stockholders, whether such meeting is held at a designated place or solely by means of remote communication; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE 3

DIRECTORS

Section 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not required by the certificate of incorporation, these bylaws, or applicable law to be exercised or done solely by stockholders.

Section 3.2. Number of Directors. Except as otherwise fixed by the certificate of incorporation, the number of directors constituting the full board of directors shall be not less than three (3) nor more than fifteen (15) directors.  The number of directors constituting the full board of directors shall be such number as from time to time shall be specified by resolution of the board of directors adopted by the affirmative vote of a majority of directors then in office or such other vote as may be required by the certificate of incorporation; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors.

Section 3.3. Election, Qualification, and Term of Office of Directors. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal.  Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws.  Elections of directors need not be by written ballot.  At least two-thirds of the directors shall be independent under the rules of the New York Stock Exchange.

Section 3.4.  Organization.  Meetings of the board of directors shall be presided over by the chairman of the board or, in the absence of the chairman of the board, first by the chief executive officer and next by the president, in each case if then a member of the board of directors, or in the absence of all of them, by a chairman so chosen at the meeting by the directors thereat.

Section 3.5.  Regular Meetings. Regular meetings of the board of directors shall be held on such dates and at such times and places (if any), within or without the State of Delaware, as shall from time to time be determined by the board of directors.  In the absence of any such determination, such meetings shall be held, upon notice to each director in accordance with Section 3.10, on such dates and at such times and places (if any) as shall be designated by the chairman of the board.

Section 3.6.  Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, chief executive officer, or president, and shall be called by the chief executive officer, president, or secretary on the written request of at least three directors, unless the board of directors consists of fewer than three directors, in which case special meetings shall be called in like manner and on like notice on the written request of all directors then in office.

Section 3.7. Quorum, Majority Vote. At all meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise provided by the certificate of incorporation, these bylaws, or applicable law; provided, however, that in no event may a quorum be less than one-third (1/3) of the entire board of directors.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or of any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board of directors or committee thereof; provided, however, that such electronic transmission or transmissions must set forth (or be submitted with) information from which it can be determined that the electronic transmission or transmissions were authorized by the director.  Such filing with the minutes of the proceedings of the board of directors shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9. Participation in Meetings by Conference Telephone or Other Remote Means. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or of any committee thereof, may participate in a meeting of the board of directors or of any committee thereof, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.10. Notice of Meetings. Notice of any meeting of the board of directors or any committee thereof shall be given to each director or member of such committee, as the case may be, by facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), any other form of electronic transmission pursuant to which the director has consented to receive notice, or overnight delivery, or be given personally or by telephone, at least twenty-four (24) hours before the meeting is to be held.  Every such notice shall state the time and place (if any), but need not state the purpose of the meeting.  Notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver in writing or by electronic transmission of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  If waiver of notice is given by electronic transmission, such electronic transmission must set forth (or be submitted with) information from which it can be determined that the electronic transmission was authorized by the director.  When a meeting of the board of directors or any committee thereof is adjourned to another time and place (if any), then unless otherwise provided by the certificate of incorporation, these bylaws, or applicable law, notice need not be given of the adjourned meeting if the adjourned meeting is scheduled at the original meeting.

Section 3.11. Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the certificate of incorporation, these bylaws, or applicable law for the conduct of its meetings and management of the affairs of the corporation as the board of directors may deem proper.

Section 3.12. Resignations. Any director may at any time resign by giving notice in writing or by electronic transmission to the board of directors, the chairman of the board, the chief executive officer, the president, or the secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must set forth (or be submitted with) information from which it can be determined by the board of directors that the electronic transmission was authorized by the director.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein or in Section 3.16(b), the acceptance of such resignation shall not be necessary to make it effective.

Section 3.13. Removal of Directors. Unless otherwise restricted by the certificate of incorporation, these bylaws, or applicable law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the Shares then entitled to vote on such matter.

Section 3.14. Vacancies. Subject to the rights of the holders of any class or series of Shares having a preference over the common stock as to dividends or upon liquidation, any vacancies on the board of directors resulting from death, resignation, removal or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director.  Newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting or at a special meeting called for that purpose in accordance with Section 2.5.  Any director elected in accordance with this Section 3.14 shall hold office for the remainder of the full term of any class of directors in which the new directorship was created or the vacancy occurred and until his successor shall have been elected and qualified or until his earlier resignation or removal.

Section 3.15. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, these bylaws, or applicable law, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated fee as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.  Members of committees of the board of directors may be allowed like compensation for attending committee meetings.

Section 3.16. Election by Majority Vote.

(a) At any meeting of stockholders at which directors are to be elected and at which a quorum is present, each director to be elected shall be elected by the vote of the majority of the votes cast with respect to the nominee at such meeting; provided, however, that at any meeting of stockholders at which directors are to be elected and at which a quorum is present, the directors shall be elected by the vote of a plurality of votes cast in the election of directors if (i) the corporation receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for directors set forth in Section 2.12, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to stockholders of record.  For purposes of this Section 3.16, a majority of the votes cast means that the number of Shares voted “for” a nominee’s election (or similar vote of approval) must exceed the number of Shares voted “against” together with the number of Shares voted as “withhold” for such nominee’s election, and abstentions shall not be counted as votes cast.

(b) As a condition to nomination of an incumbent director, each such nominee shall submit an irrevocable offer of resignation to the board of directors, which resignation shall become effective if (i) such nominee is proposed for reelection and is not reelected at a meeting of the stockholders in which majority voting applies and the stockholders vote on the election of directors at such meeting, and (ii) the offer of resignation is accepted by the board of directors by the vote of a majority of the directors (excluding any director who has not been reelected at such meeting) then in office.

ARTICLE 4

BOARD COMMITTEES

Section 4.1. Committees. The board of directors may designate one or more committees of the board of directors (each a “committee”), each committee to consist of one or more directors.  The board of directors shall have the power at any time to create additional committees, to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolutions of the board of directors, or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation (including the power and authority to designate other committees), and may authorize the seal of the corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power or authority with respect to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval; or (b) adopting, amending or repealing these bylaws.

Section 4.2. Executive Committee. The board of directors may, if it so chooses, designate one or more of its members to constitute members or alternate members of an executive committee of the board of directors, which committee shall have and may exercise, between meetings of the board, all the powers and authority of the board of directors in the management of the business and affairs of the corporation, subject to the limitations set forth in Section 4.1.

Section 4.3. Committee Meetings; Quorum; Procedure; Notice.

(a) Regular meetings of any committee may be held at such times and places (if any) as shall be fixed by the chairman of the committee or by resolution adopted by a majority of the members thereof, or in such other manner as provided by the board of directors in the committee’s charter, unless the board of directors otherwise provides.

(b) Special meetings of any committee shall be called by the chairman of the committee or in such other manner as provided by the board of directors in the committee’s charter or by resolution adopted by the majority of the members of the committee.  Any special meeting of any committee shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present in person or by any of the means designated in Section 3.9 as constituting presence in person at the meeting.

(c) Fifty percent (50%) or more of any committee shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise provided in Section 4.1.  Any committee may adopt such rules and regulations not inconsistent with the certificate of incorporation, these bylaws, or applicable law for the conduct of its meetings as the committee may deem proper.  All committees shall keep written minutes of their proceedings, copies of which are to be filed with the secretary, and shall report on such proceedings to the board of directors.

(d) Unless otherwise provided by these bylaws or any such rules or resolutions, notice of the time and place (if any) of any meeting of a committee shall be given to each member of such committee as provided in Section 3.10 with respect to notices of meetings of the board of directors.

ARTICLE 5

OFFICERS

Section 5.1. Election, Qualification. Officers shall be elected or appointed by the board of directors and shall be a chief executive officer, a chief financial officer, one or more vice presidents, and a secretary.  The board of directors may also designate as officers a president, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers and agents as it deems necessary or advisable.  Any number of offices may be held by the same person, unless otherwise provided by the certificate of incorporation, these bylaws, or applicable law.

Section 5.2. Salary. Subject to applicable law and except as provided in Section 5.14, salaries of all officers shall be fixed by the board of directors.

Section 5.3. Term, Removal. Officers shall hold office until their successors are chosen and qualify or until their earlier resignation or removal.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors as provided in Section 3.7.

Section 5.4. Resignation. Subject at all times to the right of removal as provided in Section 5.3, any officer may resign at any time by giving notice in writing or by electronic communication to the board of directors, the chief executive officer, the president or the secretary.  If such notice is given by electronic transmission, such electronic transmission must either set forth (or be submitted with) information from which it can be determined by the board of directors that the electronic transmission was authorized by the officer.  Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided, however, that (a) the chief executive officer or the president or, in the event of the resignation or vacancy of both the chief executive officer and the president, the board of directors, may designate an effective date for such resignation that is earlier than the date specified in such notice but that is not earlier than the date of receipt of such notice; and (b) unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election or appointment to such office.

Section 5.6. Chief Executive Officer. The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, the general powers and duties of supervision, direction, and management of the business and affairs of the corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the corporation.  The chief executive officer shall ensure that all orders and resolutions of the board of directors are carried into effect.  In addition, the chief executive officer shall have such other powers and perform such other duties as may be delegated to him by the board of directors or as are set forth in the certificate of incorporation or these bylaws.  If the board of directors has not elected or appointed a president or the office of the president is otherwise vacant, and no officer otherwise functions with the powers and duties of the president, then, unless otherwise determined by the board of directors, the chief executive officer shall also have all the powers and duties of, and subject to all the restrictions upon, the president.

Section 5.7. The President. The president (if there is such an officer and the board of directors so directs) shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the board of directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer).  The president shall have such other powers and perform such other duties as may be delegated to him from time to time by the board of directors or the chief executive officer.  If the board of directors has not elected or appointed a chief executive officer or the office of chief executive officer is otherwise vacant, then, unless otherwise determined by the board of directors, the president shall also have all the powers and duties of, and be subject to all the restrictions upon, the chief executive officer.

Section 5.8. Vice Presidents. In the absence or vacancy of the chief executive officer and the president or, in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the chronological order of their election as vice president) shall perform the duties of the chief executive officer and the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer and the president.  The vice presidents shall perform such other duties and have such other powers as the board of directors, the chief executive officer, or the president may from time to time prescribe.

Section 5.9. The Chief Financial Officer. The chief financial officer shall be responsible for the financial affairs of the corporation, including (if a treasurer has been appointed) overseeing the duties performed by the treasurer.  In addition, the chief financial officer shall have such powers and duties customarily and usually associated with the office of the chief financial officer of a corporation similar to the corporation and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the board of directors or the chief executive officer.

Section 5.10. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, chief executive officer, or president, under whose supervision he shall serve.

Section 5.11. Assistant Secretary. The assistant secretary (if there is such an officer), or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 5.12. Treasurer. The treasurer (if there is such an officer and the board of directors so directs) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the president (if there is such an officer) and the board of directors, at its regular meetings or otherwise as the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.  If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.  Subject to the control of the board of directors, he shall have such other powers and duties as the board of directors, the chief executive officer, or the president may from time to time prescribe.

Section 5.13. Assistant Treasurer. The assistant treasurer (if there is such an officer), or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 5.14. Regional, Divisional or Departmental Vice Presidents. The board of directors may delegate to the chief executive officer or president the power to appoint one or more employees of the corporation as regional, divisional, or departmental vice presidents, including the power to fix the duties and establish the specific titles of such appointees, to remove such appointees, and to fix the salaries of such appointees; provided, however, that such appointees shall serve at levels of seniority lesser than that of individuals serving (a) as senior vice presidents, (b) as executive vice presidents, (c) as general counsel, or (d) in equivalent or higher positions than those set out in clauses (a) through (c) of this Section 5.14.

ARTICLE 6

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.1. Indemnification and Advancement. The rights of directors, officers, and other persons to indemnification and advancement of expenses shall be as provided in the certificate of incorporation or any separate indemnification agreement between the corporation and any such director, officer, or other person.

Section 6.2. Determination of Entitlement to Indemnification. Any indemnification required or permitted pursuant to the certificate of incorporation (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met all applicable standards of conduct set forth in the certificate of incorporation and Section 145 of the General Corporation Law of the State of Delaware or in any separate indemnification agreement between the corporation and any such director, officer, or other person.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such Proceeding (as defined in the certificate of incorporation) even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders.  Such determination shall be made, with respect to any person who is not a director or officer at the time of such determination, in the manner determined by the board of directors (including in such manner as may be set forth in any general or specific action of the board of directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the corporation are parties.

ARTICLE 7

CERTIFICATES OF STOCK

Section 7.1. Certificates. All Shares shall be represented by certificates, unless (a) the certificate of incorporation otherwise provides, (b) unless the board of directors provides by resolution or resolutions that some or all of the Shares of any class or classes, or series thereof, shall be uncertificated, or (c) the Shares are evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange on which the Shares may from time to time be traded.  Every holder of Shares represented by certificates shall be entitled to a certificate representing such Shares.  Certificates for Shares shall be issued under the seal of the corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the corporation as they are issued.  Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of Shares evidenced thereby, and shall be signed by the chairman or vice chairman of the board, if any, or the chief executive officer, or the president or any vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, or by such other officers as the board of directors may designate.

Section 7.2. Facsimile Signatures. Any or all of the signatures on any certificate of stock may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 7.3. Lost Certificates. The board of directors or any officer may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the board of directors or such officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  In the case of uncertificated Shares, transfers of Shares shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered holder of the Shares or person authorized constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring Shares in uncertified form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers shall determine to waive such requirement.

Section 7.5. Fixing Record Date.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 7.5(a) at the adjourned meeting.

(b) The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall be fixed in the manner provided in Section 2.11(b).

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 7.6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of the State of Delaware.

ARTICLE 8

AFFILIATED TRANSACTIONS

Section 8.1. Validity. Except as otherwise provided for in the certificate of incorporation, if Section 8.2 is satisfied, no contract or transaction between the corporation and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

Section 8.2. Disclosure, Approval; Fairness. Section 8.1 shall apply only if:

(a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

(i) to the board of directors (or committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the number necessary to carry the vote; or

(ii) to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the Shares present at a meeting considering such contract or transaction, each such interested person who is a stockholder to be counted in determining whether a quorum is present but not in calculating the number necessary to carry the vote; or

(b) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors (or committee thereof) or the stockholders.

Section 8.3. Nonexclusive. This provision shall not be construed to invalidate a contract or transaction that would be valid in the absence of this provision.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1. Dividends. Dividends upon Shares, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law.  Dividends may be paid in cash, in property, or in Shares, subject to the provisions of the certificate of incorporation.

Section 9.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 9.4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 9.5. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 9.6. Electronic Transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, and that meets the standards set forth in Section 2.2(b).

Section 9.7. Section References. Unless otherwise indicated, all references in these bylaws to a Section or Sections are to the section or sections of these bylaws.

Section 9.8. Gender. Throughout these bylaws, unless the context clearly requires a different interpretation, all references to "he" or "him" or "his" shall be read to mean "he or she," "him or her," or "his or hers," respectively.

ARTICLE 10

AMENDMENTS

Section 10.1. Amendments. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of directors then in office, voting in favor thereof, at any meeting of the board of directors, unless otherwise provided by the certificate of incorporation, these bylaws, or applicable law.  The stockholders shall have the power to adopt, amend, or repeal any provisions of the bylaws by the vote specified in Section 2.9.

Amended and Restated as of

November 4, 2014

/s/ James S. Matthews
James S. Matthews, Secretary